CLARK WILSON LLP                                                                                                        Clark Wilson LLP
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Exhibit 5.1

February 28, 2006

Lid Hair Studios International, Inc.
939 Davie Street
Vancouver, BC V6Z 1B9

Dear Sirs:

Re:	Common Stock of Lid Hair Studios International, Inc. – Registration Statement on Form SB-2 filed February 28, 2006

                        We have acted as special counsel to Lid Hair Studios International, Inc. (the “Company”), a Nevada corporation, in connection with the filing of a registration statement on Form SB-2 (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended, of up to 2,140,000 shares of the Company’s common stock which are currently outstanding and up to 2,000,000 shares of the Company’s stock that may be sold pursuant to the Registration Statement (collectively the “Registered Shares”), as further described in the Registration Statement filed on February 28, 2006.

                        In connection with this opinion, we have examined the following documents:

(a)        Articles of the Company;

(b)        By-Laws of the Company;

(c)        Resolutions adopted by the Board of Directors of the Company pertaining to the Registered Shares;

(d)        The Registration Statement; and

(e)        The Prospectus/Information Statement (the “Prospectus”) constituting a part of the Registration Statement.

                        We have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have not independently verified.

                        Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that the Registered Shares to which the Registration Statement and

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Prospectus relate, have been duly and validly authorized, and issued as fully paid and non-assessable, or when issued will be duly and validly authorized and issued as fully paid and non-assessable.

                        We have attorneys admitted to practice in California, Florida, New York, Washington, Virginia and the District of Columbia.  We are familiar with the General Corporation Law of the State of Nevada, the applicable provisions of the Nevada Constitution and reported judicial decisions interpreting these laws, and we have made such inquiries with respect thereto as we consider necessary to render this opinion with respect to a Nevada corporation.  This opinion letter is opining upon and is limited to the current federal laws of the United States and, as set forth above, Nevada law, including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist.  We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction.

                        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Securities and Exchange Commission.

                                                                                                   Yours truly,

                                                                                                   CLARK WILSON LLP

                                                                                                   “Clark Wilson LLP”